UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 30, 2013

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ServiceSource International, Inc.
(Exact name of Registrant as specified in its charter)

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Delaware	001-35108	81-0578975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

634 Second Street
San Francisco, California 94107
(Address of principal executive offices, including zip code)

(415) 901-6030
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 30, 2013, ServiceSource International, Inc. held its 2013 Annual Meeting of Stockholders. Of the 76,613,620 shares of common stock outstanding as of April 2, 2013, the record date, 73,397,075 shares were represented at the meeting in person or by proxy, constituting 95.8% of the outstanding shares entitled to vote. The matters voted upon at the meeting and the vote with respect to each such matter are set forth below:

(i) Election of three Class II directors for a term of three years expiring in 2016:

Name	For	Withheld
James C. Madden	47,898,209	16,410,295
Thomas F. Mendoza	54,829,759	9,478,745
Richard J. Campione	54,488,781	9,819,723

There were 9,088,571 broker non-votes with respect to the election of each of the directors listed above.

(ii) Advisory vote to approve the compensation of the named executive officers for the year ended December 31, 2012, as set forth in the company's proxy statement for the 2013 Annual Meeting of Stockholders:

For: 36,704,694	Against: 27,222,031	Abstain: 381,779

There were 9,088,571 broker non-votes with respect to this vote.

(iii) Ratification of appointment of PricewaterhouseCoopers LLP as the company's independent registered public accounting firm for the year ending December 31, 2013:

For: 72,678,684	Against: 541,191	Abstentions: 177,200

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2013

SERVICESOURCE INTERNATIONAL, INC.

By:	/s/ Matthew Goldberg
Name:	Matthew Goldberg
Title:	Vice President, General Counsel